Exhibit 99.1

FOR IMMEDIATE RELEASE

BAXTER REPORTS FIRST-QUARTER 2026 RESULTS
•Sales from continuing operations of $2.7 billion increased 3% on a reported basis and declined 1% on an organic basis1,2
•U.S. GAAP3 diluted earnings per share (EPS) (loss) from continuing operations of ($0.03); adjusted diluted EPS from continuing operations of $0.36
•Reiterates full-year 2026 financial outlook

DEERFIELD, Ill., APRIL 30, 2026 – Baxter International Inc. (NYSE:BAX), a global medtech leader, today reported results for the first quarter of 2026.
“Financial results for the quarter overall were in line with our expectations, and we are making progress to stabilize the business, embed a culture of continuous improvement, and strengthen execution,” said Andrew Hider, president and CEO. “Although more work remains to achieve our full potential, Baxter continues to take the decisive steps necessary to fulfill our commitment to delivering better and more consistent results for our shareholders. I want to thank our colleagues for their resilience, dedication and mission-driven focus to support the more than 350 million patients around the world who rely on us annually."

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1 Sales growth on an organic basis and adjusted diluted EPS are non-GAAP financial measures. See the “Non-GAAP Financial Measures” section below for information about the non-GAAP financial measures included in this release and see the accompanying tables to this press release for reconciliations of those non-GAAP measures to the corresponding U.S. GAAP measures.
2 Organic sales growth excludes the impact of the Kidney Care manufacturing and supply agreement (MSA) not reflected in reportable segments, impacts associated with business acquisitions or divestitures, and is calculated at constant currency rates.
3 Generally Accepted Accounting Principles

First-Quarter 2026 Companywide Financial Results
Note that continuing operations exclude Baxter’s Kidney Care business, which was divested in January 2025, and is reported as discontinued operations. Results are compared to the prior-year period unless otherwise noted.

•Worldwide sales from continuing operations totaled approximately $2.7 billion, increasing 3% on a reported basis and declining 1% on an organic basis.
•U.S. sales from continuing operations totaled approximately $1.44 billion, declining 4% on a reported basis and 4% on an organic basis.
•International sales from continuing operations in the first quarter totaled approximately $1.27 billion, increasing 12% on a reported basis and 3% on an organic basis.
•On a U.S. GAAP basis, net income (loss) from continuing operations was ($17) million, or ($0.03) per diluted share.
•On an adjusted basis, net income from continuing operations was $0.36 per diluted share, decreasing 35% due to the expected unfavorable comparison to the prior year, which benefited from a timing shift in expense recognition related to an updated estimate which resulted in the reclassification of certain functional costs from SG&A to cost of sales. Additionally, higher costs related to tariffs and higher manufacturing costs, including lower absorption, impacted results in the quarter.
Please see the attached schedules accompanying this press release for additional details on sales performance in the quarter, including breakouts by Baxter’s segments.

First-Quarter 2026 Segment Results
Results are compared to the prior-year period unless otherwise noted.
Medical Products & Therapies
•Sales totaled approximately $1.3 billion, increasing 2% on a reported basis and declining 2% on an organic basis.

•Performance in the quarter reflected reduced sales within the Infusion Therapies & Technologies division, driven by lower infusion pump sales due to the previously disclosed shipment and installation hold of the Novum IQ LVP, and an unfavorable comparison to the prior year, which included a one-time distributor build following Hurricane Helene. Continued strong global demand for Advanced Surgery products partially offset the decline.
Healthcare Systems & Technologies
•Sales totaled approximately $705 million, remaining flat on a reported basis and declining 2% on an organic basis.
•Performance in the quarter reflected reduced sales within the Front Line Care division, driven by the timing of orders and the impact of planned global portfolio exits. Sales in the Care & Connectivity Solutions division were approximately flat.
Pharmaceuticals
•Sales totaled approximately $621 million, increasing 7% on a reported basis and 1% on an organic basis.
•Performance in the quarter reflected continued strength in Drug Compounding, which was partially offset by reduced sales within Injectables & Anesthesia.

Recent Strategic Highlights4
Baxter continues to advance key strategic priorities in pursuit of its Mission to Save and Sustain Lives. Recent highlights include:

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4 See links to original press releases for additional product information.

•Introduced the IV Verify Line Labeling System, an automated solution offering a standardized and simplified alternative to traditional handwritten line labeling that supports safer medication administration.
•Showcased recent innovations at the Association of periOperative Registered Nurses (AORN) Global Surgical Conference & Expo, including the AAT XR spine surgical table and the Dynamo Series smart stretcher.
•Expanded Baxter Growth and Performance System (GPS) as the enterprise operating system for continuous improvement, launching more than 230 initiatives in the first quarter, with additional efforts underway and planned throughout 2026.
•Announced a partnership between the Baxter Foundation and Pet Partners to expand access to therapy animal programs in healthcare settings across the U.S.

Full-Year 2026 Financial Outlook
The Company reiterated its full-year financial outlook:
•Reported sales growth from continuing operations: flat to 1%
•Organic sales growth from continuing operations: approximately flat
•Adjusted earnings from continuing operations per diluted share: $1.85 to $2.05
See the "Non-GAAP Financial Measures" section for explanations of our non-GAAP financial measures.

Earnings Conference Call
Baxter will host a conference call today, April 30, 2026, at 7:30 a.m. CDT to discuss its first-quarter 2026 results and provide an update on the business. The conference call for investors can be accessed live from a link in the Investor Relations section of the company’s website at www.baxter.com. Please see www.baxter.com for more information regarding this and future investor events and webcasts.

Upcoming Webcasted Investor Events (to be made available on www.baxter.com)
•BofA Securities 2026 Health Care Conference
◦1:20 p.m. CDT May 13, 2026
•Goldman Sachs 47th Annual Global Healthcare Conference
◦10:20 a.m. CDT June 9, 2026
About Baxter
At Baxter, we are everywhere healthcare happens – and everywhere it is going, with essential solutions in the hospital, physician's office and other sites of care. For nearly a century, our customers have counted on us as a vital and trusted partner. And every day, millions of patients and healthcare providers rely on our unmatched portfolio of connected solutions, medical devices, and advanced injectable technologies. Approximately 37,500 Baxter team members live our enduring Mission: to Save and Sustain Lives. Together, we are redefining how care is delivered to make a greater impact today, tomorrow, and beyond. To learn more, visit www.baxter.com and follow us on X, LinkedIn and Facebook.

Non-GAAP Financial Measures
Non-GAAP financial measures may enhance an understanding of the company's operations and may facilitate an analysis of those operations, particularly in evaluating performance from one period to another. Management believes that non-GAAP financial measures, when used in conjunction with the results presented in accordance with U.S. GAAP and the company's reconciliations to corresponding U.S. GAAP financial measures (which are included in the tables accompanying this release), may enhance an investor’s overall understanding of the company's past financial performance and prospects for the future. Management uses these non-GAAP measures internally in financial planning, to monitor business unit performance, and, in some cases, for purposes of determining incentive compensation. This information should be considered in addition to, and not as a substitute for, information prepared in accordance with U.S. GAAP.
Organic sales growth is a non-GAAP measure that excludes the impact of the Kidney Care MSA not reflected in reportable segments, impacts associated with business acquisitions or divestitures, and is calculated on a constant currency basis, as if foreign currency exchange rates had remained constant between the prior and current periods.
Other non-GAAP financial measures included in this release and the accompanying tables (including within the tables that provide the company's detailed reconciliations to the corresponding U.S. GAAP financial measures) are: adjusted gross margin, adjusted selling, general, and administrative expenses, adjusted research and development expenses, adjusted operating income (loss), adjusted other income (expense), net, adjusted income (loss) from continuing operations before income taxes, adjusted income tax expense (benefit), adjusted income (loss) from continuing operations, adjusted income (loss) from discontinued operations, adjusted net income (loss), adjusted net income (loss) attributable to Baxter stockholders, adjusted diluted earnings per share from continuing operations, adjusted diluted earnings per share from discontinued operations and adjusted diluted earnings per share. Those non-GAAP financial measures exclude the impact of special items. For the quarters ended March 31, 2026 and 2025, special items for one or more periods included intangible asset amortization, business optimization charges, acquisition and integration costs, separation-related costs, expenses related to European medical devices regulation, certain legal matters, business transformation costs, investment impairments, product-related reserves, the gain on the sale of the Kidney Care business, Hurricane Helene costs, and certain tax matters. These items are excluded because they are highly variable or unusual and of a size that may substantially impact the company's reported operations for a period. Additionally, intangible asset amortization is excluded as a special item to facilitate an evaluation of current and past operating performance and is consistent with how management and the company's Board of Directors assess performance.
This release and the accompanying tables also include free cash flow, a non-GAAP financial measure that Baxter defines as operating cash flow less capital expenditures. Free cash flow is used by management and the company's Board of Directors to evaluate the cash generated from Baxter's operating activities each period after deducting its capital spending.
This release also includes forecasts of certain of the aforementioned non-GAAP measures on a forward-looking basis as part of the company's financial outlook for upcoming periods. Baxter calculates forward-looking non-GAAP financial measures based on forecasts that omit certain amounts that would be included in GAAP financial measures. For instance, forward-looking organic sales growth represents the company's targeted future sales growth excluding sales to Vantive under the Kidney Care MSA not reflected in reportable segments, reflects impacts associated with business acquisitions or divestitures, and assumes foreign currency exchange rates remain constant in future periods. Additionally, forward-looking adjusted diluted EPS guidance excludes potential charges or gains that would be reflected as non-GAAP adjustments to earnings. Baxter provides forward-looking organic sales growth guidance and adjusted diluted EPS guidance because it believes that these measures provide useful information for the reasons noted above. Baxter has not provided reconciliations of forward-looking adjusted EPS guidance to forward-looking GAAP EPS guidance because the company is unable to predict with reasonable certainty the impact of legal proceedings, future business optimization actions, separation-related costs, business transformation costs, asset impairments and unusual gains and losses, and the related amounts are unavailable without unreasonable efforts (as specified in the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K). In addition, Baxter believes that such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of financial performance.

Forward-Looking Statements
This release includes forward-looking statements concerning the company’s financial results (including the outlook for full-year 2026) and certain business development and product development activities. These forward-looking statements are based on assumptions about many important factors, including the following, which could cause actual results to differ materially from those in the forward-looking statements: the company is exposed to risks as a result of its strategic actions; the company may not achieve the anticipated benefits of its significant transactions, including the sale of its Kidney Care business and its acquisition of Hill-Rom Holdings, Inc.; the company’s significant indebtedness requires it to use a substantial amount of its cash flow for debt service and constrains the company’s ability to pursue growth strategies and advance its R&D capabilities; there is substantial competition in the product markets in which the company operates and the risk of declining demand and pricing pressures could adversely affect the company’s business, results of operations, financial condition and cash flows; the company may be unable to successfully introduce or monetize new and existing products or services or keep pace with changing consumer preferences and needs or advances in technology; the company may not achieve its financial goals; the company has experienced disruptions in its supply chain; global economic conditions, including inflation, have adversely affected, and could continue to adversely affect, the company’s operations; the company may not be successful in achieving expected operating efficiencies and sustaining or improving operating expense reductions; continued consolidation in the health care industry or additional governmental controls exerted over pricing and access in key markets could lead to increased demands for price concessions or limit or eliminate the company’s ability to sell to certain of its significant market segments; the company’s operating results and financial condition have fluctuated and may in the future continue to fluctuate; management transition creates uncertainties, and the company may experience difficulties in managing such transitions, including attracting and retaining key employees; changes in foreign currency exchange rates and interest rates have had, and may in the future have, an adverse effect on the company’s results of operations, financial condition, cash flows, and liquidity; the company is subject to risks associated with doing business globally, including changes in tariffs and trade policies and treaties (including with respect to the validity of previously issued tariffs and the availability of any related refunds) as well as the ongoing Iran conflict and other geopolitical events; future material impairments in the value of the company’s goodwill, intangible assets, and other long-lived assets would negatively affect the company’s operating results; segments of the company’s business are significantly dependent on major contracts with group purchasing organizations, integrated delivery networks, and certain other distributors and purchasers; the company may be unable to obtain sufficient components or raw materials on a timely basis or for a cost-effective price; the company may experience manufacturing, sterilization, supply, or distribution difficulties; the company has experienced and may continue to experience issues with quality management or product quality, including with respect to Novum IQ Large Volume Pump; the company may experience breaches and breakdowns affecting its information technology systems or protected information, including from obsolescence, cyber security breaches and data leakage; the company is exposed to risks associated with incorporating artificial intelligence (AI), machine learning and other emerging technologies into our products, services and operations; a portion of the company’s workforce is unionized, and the company could face labor disruptions that would interfere with its operations; the effects of climate change, including legal, regulatory, or market measures related to climate change and other sustainability topics, could adversely affect the company’s business, results of operations, financial condition, and cash flows; the company’s commitments, goals, activities, and disclosures related to sustainability and corporate responsibility matters, and the perception of the company’s activities in these areas, may fail to satisfy the differing expectations of key stakeholders on these matters; the company is subject to laws and regulations globally, and its failure to comply with rapidly changing and increasingly divergent expectations of regulators in different jurisdictions could adversely impact the company; if reimbursement or other payment for our current or future products is reduced or modified in the U.S. or in foreign countries, or there are changes to policies with respect to pricing, taxation, or rebates, the company’s business could suffer; increasing regulatory focus on, and expanding laws relating to, privacy, artificial intelligence, and cybersecurity could impact the company’s business and expose it to increased liability; the company is party to a number of pending lawsuits and other disputes which may adversely impact it; the company could be subject to fines or damages and possible exclusion from participation in federal or state healthcare programs if it fails to comply with the laws and regulations applicable to its business; if the company is unable to protect or enforce its patents or other proprietary rights, or if the company becomes subject to claims or litigation alleging infringement of the patents or other proprietary rights of others, the company’s competitiveness and business prospects may be materially damaged; changes in tax laws or exposure to additional income tax liabilities may have a negative impact on the company’s operating results; the company’s Amended and Restated Bylaws could limit its stockholders’ ability to choose their preferred judicial forum for disputes with the company or its directors, officers, or employees; the company recently decreased its quarterly dividend to $0.01 per share and cannot guarantee that it will increase the amount of dividends it pays, or that it will not cease paying dividends; the company’s common stock price has fluctuated significantly and may continue to do so; and other risks discussed in Baxter’s most recent filings on Form 10-K and Form 10-Q and other SEC filings, all of which are available on Baxter’s website. Baxter does not undertake to update its forward-looking statements unless otherwise required by the federal securities laws.

Baxter, Dynamo Series, IV Verify and Novum IQ are trademarks of Baxter International Inc.

Media Contact
Andrea Johnson, (224) 948-5353
media@baxter.com

Investor Contact
Kevin Moran, (224) 948-3085
global_corp_investor_relations@baxter.com

###

BAXTER — PAGE 10

BAXTER INTERNATIONAL INC.
Consolidated Statements of Income (Loss)
(unaudited)
(in millions, except per share and percentage data)

	Three Months Ended March 31,
	2026	2025	Change
NET SALES	$2,701	$2,625	3%
COST OF SALES	1,810	1,764	3%
GROSS MARGIN	891	861	3%
% of Net Sales	33.0%	32.8%	0.2 pts
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	728	703	4%
% of Net Sales	27.0%	26.8%	0.2 pts
RESEARCH AND DEVELOPMENT EXPENSES	139	140	(1)%
% of Net Sales	5.1%	5.3%	(0.2) pts
OTHER OPERATING INCOME, NET	(42)	(40)	5%
OPERATING INCOME	66	58	14%
% of Net Sales	2.4%	2.2%	0.2 pts
INTEREST EXPENSE, NET	66	64	3%
OTHER (INCOME) EXPENSE, NET	6	(3)	NM
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(6)	(3)	100%
INCOME TAX EXPENSE (BENEFIT)	11	(67)	(116)%
% of Income (loss) from Continuing Operations Before Income Taxes	(183.3)%	2,233.3%	NM
INCOME (LOSS) FROM CONTINUING OPERATIONS	(17)	64	(127)%
INCOME (LOSS) FROM DISCONTINUED OPERATIONS, NET OF TAX	2	62	(97)%
NET INCOME (LOSS)	(15)	126	(112)%
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	—	—	NM
NET INCOME (LOSS) ATTRIBUTABLE TO BAXTER STOCKHOLDERS	$(15)	$126	(112)%
INCOME (LOSS) FROM CONTINUING OPERATIONS PER COMMON SHARE
Basic	$(0.03)	$0.13	NM
Diluted	$(0.03)	$0.13	NM
INCOME (LOSS) FROM DISCONTINUED OPERATIONS PER COMMON SHARE
Basic	$0.00	$0.12	NM
Diluted	$0.00	$0.12	NM
INCOME (LOSS) PER COMMON SHARE
Basic	$(0.03)	$0.25	NM
Diluted	$(0.03)	$0.25	NM
WEIGHTED-AVERAGE NUMBER OF SHARES OUTSTANDING
Basic	515	512
Diluted	515	514
ADJUSTED OPERATING INCOME (excluding special items)¹	$297	$392	(24)%
ADJUSTED INCOME (LOSS) FROM CONTINUING OPERATIONS (excluding special items)¹	$188	$285	(34)%
ADJUSTED INCOME (LOSS) FROM DISCONTINUED OPERATIONS (excluding special items)[1]	$2	$35	(94)%
ADJUSTED NET INCOME ATTRIBUTABLE TO BAXTER STOCKHOLDERS (excluding special items)¹	$190	$320	(41)%
ADJUSTED DILUTED EPS FROM CONTINUING OPERATIONS (excluding special items)¹	$0.36	$0.55	(35)%
ADJUSTED DILUTED EPS FROM DISCONTINUED OPERATIONS (excluding special items)¹	$0.01	$0.07	(86)%
ADJUSTED DILUTED EPS (excluding special items)¹	$0.37	$0.62	(40)%
1    Refer to page 11 for a description of the adjustments and a reconciliation to U.S. GAAP measures.
NM - Not Meaningful

BAXTER — PAGE 11
BAXTER INTERNATIONAL INC.
Description of Adjustments and Reconciliation of U.S. GAAP to Non-GAAP Measures
(unaudited, in millions)
The company’s U.S. GAAP results for the three months ended March 31, 2026 included special items which impacted the U.S. GAAP measures as follows:

	Gross Margin	Selling, General and Administrative Expenses	Research and Development Expenses	Operating Income (loss)	Other (Income) Expense, Net	Income (Loss) From Continuing Operations Before Income Taxes	Income Tax Expense (Benefit)	Income (Loss) From Continuing Operations	Income (Loss) From Discontinued Operations, Net of Tax	Net Income (Loss)	Net Income (Loss) Attributable to Baxter Stockholders	Diluted Earnings Per Share from Continuing Operations	Diluted Earnings Per Share from Discontinued Operations	Diluted Earnings Per Share
Reported	$891	$728	$139	$66	$6	$(6)	$11	$(17)	$2	$(15)	$(15)	$(0.03)	$0.00	$(0.03)
Reported percent of net sales (or effective tax rate for income tax expense (benefit))	33.0%	27.0%	5.1%	2.4%	0.2%	(0.2)%	(183.3)%	(0.6)%	0.1%	(0.6)%	(0.6)%
Intangible asset amortization	95	(51)	—	146	—	146	34	112	—	112	112	0.22	0.00	0.22
Business optimization items[1]	11	(42)	(15)	68	—	68	17	51	—	51	51	0.10	0.00	0.10
European medical devices regulation[3]	4	—	—	4	—	4	1	3	—	3	3	0.01	0.00	0.01
Product-related items[4]	(12)	—	—	(12)	—	(12)	(3)	(9)	—	(9)	(9)	(0.02)	0.00	(0.02)
Hurricane Helene costs[5]	3	—	—	3	—	3	1	2	—	2	2	0.00	0.00	0.00
Separation-related costs[6]	—	(11)	—	11	—	11	3	8	—	8	8	0.02	0.00	0.02
Investment impairments[7]	—	—	—	—	(5)	5	1	4	—	4	4	0.01	0.00	0.01
Business transformation[8]	1	(10)	—	11	—	11	3	8	—	8	8	0.02	0.00	0.02
Tax matters[11]	—	—	—	—	—	—	(26)	26	—	26	26	0.05	0.00	0.05
Adjusted	$993	$614	$124	$297	$1	$230	$42	$188	$2	$190	$190	$0.36	$0.01	$0.37
Adjusted percent of net sales (or effective tax rate for income tax expense (benefit))	36.8%	22.7%	4.6%	11.0%	0.0%	8.5%	18.3%	7.0%	0.1%	7.0%	7.0%

Weighted-average diluted shares as reported						515
Effect of dilutive securities that were anti-dilutive to dilutive EPS as reported						2
Weighted-average diluted shares as adjusted						517

The company’s U.S. GAAP results for the three months ended March 31, 2025 included special items which impacted the U.S. GAAP measures as follows:

	Gross Margin	Selling, General and Administrative Expenses	Research and Development Expenses	Operating Income	Other (Income) Expense, Net	Income (Loss) From Continuing Operations Before Income Taxes	Income Tax Expense (Benefit)	Income (Loss) From Continuing Operations	Income (Loss) From Discontinued Operations, Net of Tax	Net Income (Loss)	Net Income (Loss) Attributable to Baxter Stockholders	Diluted Earnings Per Share from Continuing Operations	Diluted Earnings Per Share from Discontinued Operations	Diluted Earnings Per Share
Reported	$861	$703	$140	$58	$(3)	$(3)	$(67)	$64	$62	$126	$126	$0.13	$0.12	$0.25
Reported percent of net sales (or effective tax rate for income tax expense (benefit))	32.8%	26.8%	5.3%	2.2%	(0.1)%	(0.1)%	2,233.3%	2.4%	2.4%	4.8%	4.8%
Intangible asset amortization	104	(51)	—	155	—	155	37	118	—	118	118	0.23	0.00	0.23
Business optimization items[1]	13	(30)	(2)	45	—	45	11	34	—	34	34	0.07	0.00	0.07
Acquisition and integration items[2]	—	(1)	—	1	(5)	6	1	5	—	5	5	0.01	0.00	0.01
European medical devices regulation[3]	5	—	—	5	—	5	1	4	—	4	4	0.01	0.00	0.01
Product-related items[4]	6	—	—	6	—	6	2	4	—	4	4	0.01	0.00	0.01
Hurricane Helene costs[5]	98	—	—	98	—	98	25	73	6	79	79	0.14	0.01	0.15
Legal matters[9]	11	—	—	11	—	11	2	9	—	9	9	0.02	0.00	0.02
Separation-related costs[6]	—	(13)	—	13	—	13	3	10	31	41	41	0.02	0.06	0.08
Investment impairments[7]	—	—	—	—	(9)	9	2	7	—	7	7	0.01	0.00	0.01
Gain on Kidney Care sale[10]	—	—	—	—	—	—	—	—	(111)	(111)	(111)	0.00	(0.22)	(0.22)
Tax matters[11]	—	—	—	—	—	—	43	(43)	47	4	4	(0.08)	0.09	0.00
Adjusted	$1,098	$608	$138	$392	$(17)	$345	$60	$285	$35	$320	$320	$0.55	$0.07	$0.62
Adjusted percent of net sales (or effective tax rate for income tax expense (benefit))	41.8%	23.2%	5.3%	14.9%	(0.6)%	13.1%	17.4%	10.9%	1.3%	12.2%	12.2%

1The company’s results of continuing operations in 2026 and 2025 included costs related to programs to optimize its organization and cost structure. These restructuring and business optimization costs in 2026 and 2025 included costs primarily related to its initiatives to reduce its cost structure following the sale of its former Kidney Care segment.
2The company’s results of continuing operations in 2025 included integration-related items comprised of Hill-Rom Holdings, Inc. (Hillrom) acquisition and integration expenses. In 2025 these expenses primarily reflected the recognition of a noncash impairment of property, plant and equipment related to integration activities.
3The company’s results in 2026 and 2025 included incremental costs to comply with the European Union’s medical device regulations for previously registered products, which primarily consisted of contractor costs and other direct third-party costs. The company considers the adoption of these regulations to be a significant one-time regulatory change and believes that the costs of initial compliance for previously registered products over the implementation period are not indicative of its core operating results.
4The company's results of continuing operations in 2026 included a benefit related to a revised estimate of warranty and remediation activities from field corrective actions across our infusion pump category initially recorded in 2025. The company's results of continuing operations in 2025 included charges related to a revised estimate of warranty and remediation activities arising from a field corrective action on certain of its infusion pumps initially recorded in 2022.
5The company's results of continuing operations in 2026 and 2025 included charges related to Hurricane Helene which primarily consisted of remediation, air freight and other costs.
6The company’s results of continuing operations in 2026 and 2025 and included separation-related costs primarily related to external advisors supporting its activities related to the sale of its former Kidney Care segment. The company's results of discontinued operations in 2025 included separation-related costs primarily related to external advisors supporting its activities related to the completed sale of its Kidney Care segment.
7The company's results of continuing operations in 2026 and 2025 included investment impairments which include losses from noncash impairment write-downs of investments.
8The company's results of continuing operations in 2026 included business transformation costs which include expenses incurred in connection with discrete, newly launched enterprise‑wide initiatives to modernize and simplify systems, redesign operating models, and enhance process efficiency and digital capabilities. These costs are distinct from restructuring‑related charges (which are included in footnote 1 above as Business Optimization items) and are excluded to provide investors with greater comparability of underlying operating performance.
9The company’s results of continuing operations in 2025 included charges related to matters involving alleged injury from environmental exposure.
10The company's results of discontinued operations in 2025 included a gain from the sale of the Kidney Care business.
11The company's results of continuing operations in 2026 included an income tax expense primarily related to an increase in interest related to uncertain tax positions and differences arising from the use of a forecasted effective tax rate to compute income tax expense during the quarter. The company's results of continuing operations in 2025 included an income tax benefit driven by an entity classification election that the Company made for U.S. tax purposes, which resulted in a capital loss. The company's results of discontinued operations in 2025 included indirect impacts of the carryback of the tax benefits generated by the sale of its Kidney Care business to prior years.
For more information on the company's use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 12
BAXTER INTERNATIONAL INC.
Sales by Operating Segment
(unaudited)
($ in millions)
The Medical Products & Therapies segment includes sales of our sterile IV solutions, infusion systems, administration sets, parenteral nutrition therapies and surgical hemostat, sealant and adhesion prevention products. The Healthcare Systems & Technologies segment includes sales of our connected care solutions and collaboration tools, including smart bed systems, patient monitoring systems and diagnostic technologies, respiratory health devices and advanced equipment for the surgical space, including operating room integration technologies, precision positioning devices and other accessories. The Pharmaceuticals segment includes sales of specialty injectable pharmaceuticals, inhaled anesthesia and drug compounding. Other sales not allocated to a segment primarily includes sales to Vantive, pursuant to the Kidney Care Manufacturing and Supply Agreement (MSA), and sales of products and services provided directly through certain of our manufacturing facilities.

	Three Months Ended March 31,		% Change @ Actual Rates	% Change @ Organic Sales Growth
	2026	2025
Infusion Therapies & Technologies	$981	$994	(1)%	(5)%
Advanced Surgery	304	268	13%	10%
Medical Products & Therapies	1,285	1,262	2%	(2)%
Care & Connectivity Solutions	435	427	2%	(0)%
Front Line Care	270	277	(3)%	(4)%
Healthcare Systems & Technologies	705	704	0%	(2)%
Injectables & Anesthesia	301	335	(10)%	(13)%
Drug Compounding	320	246	30%	20%
Pharmaceuticals	621	581	7%	1%
Other	90	78	15%	(13)%
Total - Continuing Operations	$2,701	$2,625	3%	(1)%

Organic sales growth is a non-GAAP measure. For more information on the company’s use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 13
BAXTER INTERNATIONAL INC.
Segment Operating Income
(unaudited)
($ in millions)

	Three Months Ended March 31,
	2026	2025
Medical Products & Therapies	$186	$244
% of Segment Net Sales	14.5%	19.3%
Healthcare Systems & Technologies	66	93
% of Segment Net Sales	9.4%	13.2%
Pharmaceuticals	46	63
% of Segment Net Sales	7.4%	10.8%
Other	11	9
Total	309	409
Unallocated corporate costs	(12)	(17)
Intangible asset amortization expense	(146)	(155)
Legal matters	—	(11)
Business optimization items	(68)	(45)
Acquisition and integration items	—	(1)
Separation-related costs	(11)	(13)
European Medical Devices Regulation	(4)	(5)
Product-related items	12	(6)
Business transformation	(11)	—
Hurricane Helene costs	(3)	(98)
Total operating income (loss)	66	58
Interest expense, net	66	64
Other (income) expense, net	6	(3)
Income (Loss) from continuing operations before income taxes	$(6)	$(3)

BAXTER — PAGE 14

BAXTER INTERNATIONAL INC.
Operating Segment Sales by U.S. and International
(unaudited)
($ in millions)

	Three Months Ended March 31,
	2026			2025			% Growth
	U.S.	International	Total	U.S.	International	Total	U.S.	International	Total
Infusion Therapies & Technologies	$526	$455	$981	$584	$410	$994	(10)%	11%	(1)%
Advanced Surgery	165	139	304	145	123	268	14%	13%	13%
Medical Product & Therapies	691	594	1,285	729	533	1,262	(5)%	11%	2%
Care & Connectivity Solutions	315	120	435	316	111	427	(0)%	8%	2%
Front Line Care	198	72	270	202	75	277	(2)%	(4)%	(3)%
Healthcare Systems & Technologies	513	192	705	518	186	704	(1)%	3%	0%
Injectables & Anesthesia	180	121	301	195	140	335	(8)%	(14)%	(10)%
Drug Compounding	—	320	320	—	246	246	0%	30%	30%
Pharmaceuticals	180	441	621	195	386	581	(8)%	14%	7%
Other	51	39	90	48	30	78	6%	30%	15%
Total - Continuing Operations	$1,435	$1,266	$2,701	$1,490	$1,135	$2,625	(4)%	12%	3%

BAXTER — PAGE 15
BAXTER INTERNATIONAL INC.
Reconciliation of Non-GAAP Financial Measure
Operating Cash Flow to Free Cash Flow
(unaudited)
($ in millions)

	Three Months Ended March 31,
	2026	2025
Cash flows from (used in) operations – continuing operations	$213	$(99)
Cash flows from (used in) investing activities - continuing operations	(133)	(124)
Cash flows from (used in) financing activities	(11)	(3,226)

Cash flows from (used in) operations - continuing operations	$213	$(99)
Capital expenditures - continuing operations	(137)	(122)
Free cash flow - continuing operations	$76	$(221)

Free cash flow is a non-GAAP measure. For more information on the company’s use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 16
BAXTER INTERNATIONAL INC.
Reconciliation of Non-GAAP Financial Measure
Change in Net Sales Growth As Reported to Organic Sales Growth
From the Three Months Ended March 31, 2025 to the Three Months Ended March 31, 2026
(unaudited)

	Net Sales Growth As Reported	Kidney Care MSA	FX	Organic Sales Growth*
Infusion Therapies & Technologies	(1)%	0%	(4)%	(5)%
Advanced Surgery	13%	0%	(3)%	10%
Medical Products & Therapies	2%	0%	(4)%	(2)%
Care & Connectivity Solutions	2%	0%	(2)%	(0)%
Front Line Care	(3)%	0%	(1)%	(4)%
Healthcare Systems & Technologies	0%	0%	(2)%	(2)%
Injectables & Anesthesia	(10)%	0%	(3)%	(13)%
Drug Compounding	30%	0%	(10)%	20%
Pharmaceuticals	7%	0%	(6)%	1%
Other	15%	(17)%	(11)%	(13)%
Total - Continuing Operations	3%	(1)%	(3)%	(1)%

*Totals may not add across due to rounding
Organic sales growth is a non-GAAP measure. For more information on the company’s use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 17
BAXTER INTERNATIONAL INC.
Reconciliation of Non-GAAP Financial Measures
Projected Full Year 2026 U.S. GAAP Sales Growth to Projected Organic Sales Growth and
Projected Full Year 2026 Adjusted Earnings Per Share
(unaudited)

Sales Growth Guidance	FY 2026*
Sales growth - U.S. GAAP	Flat - 1%
Kidney Care MSA	~30 bps
Foreign Exchange	(~100 bps)
Organic sales growth	~ Flat

Adjusted Earnings Per Share Guidance	FY 2026
Adjusted diluted EPS	$1.85 - $2.05

*Totals may not foot due to rounding

Baxter calculates forward-looking non-GAAP financial measures based on forecasts that omit certain amounts that would be included in GAAP financial measures. For instance, forward-looking organic sales growth represents the company’s targeted future sales growth excluding the impact of the Kidney Care MSA not reflected in reportable segments, impacts associated with business acquisitions or divestitures, and is calculated on a constant currency basis, as if foreign currency exchange rates had remained constant between the prior and current periods. Additionally, forward-looking adjusted diluted EPS guidance excludes potential charges or gains that would be reflected as non-GAAP adjustments to earnings. Baxter provides forward-looking organic sales growth guidance and adjusted diluted EPS guidance because it believes that these measures provide useful information for the reasons noted above. Baxter has not provided reconciliations of forward-looking adjusted EPS guidance to forward-looking GAAP EPS guidance because the company is unable to predict with reasonable certainty the impact of legal proceedings, future business optimization actions, separation-related costs, business transformation-related costs, asset impairments and unusual gains and losses, and the related amounts are unavailable without unreasonable efforts (as specified in the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K). In addition, Baxter believes that such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of financial performance.